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                                                                   EXHIBIT 10.17
                        AMENDMENT TO EMPLOYMENT AGREEMENT


      This Amendment to that certain Employment Agreement (the "Amendment") by and between ProxyMed, Inc. (the "Company") and Michael K. Hoover (the "Executive") dated July 28, 2000 is entered into as of October 9, 2003 (the "Amendment Date"). In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

      WHEREAS, the Employment Agreement had an initial term of three (3) years;

      WHEREAS, the Company's Compensation Committee of the Board of Directors has reviewed the 2003 performance goals applicable to Executive and has determined that it is in the best interest of the Company and its shareholders to allow the Employment Agreement to automatically renew for one (1) year; and

      WHEREAS, the Company and the Executive have agreed to amend that certain Employment Agreement.

      NOW, THEREFORE, the parties agree as follows:

      1. The Employment Agreement of the Executive was automatically renewed for a period of one (1) year from July 29, 2003 to July 28, 2004 and shall be automatically extended from year to year thereafter unless otherwise terminated in accordance with the terms of the Employment Agreement.

      2. The Executive's annual salary for the period commencing January 1, 2004 and expiring on July 28, 2004 shall be $275,000.00, subject to any subsequent increases recommended by the Company's Compensation Committee and approved by the Company's Board of Directors in writing. Any such subsequent written document is hereby incorporated by reference and made a part of and shall amend the relevant terms of the Employment Agreement automatically.

      3. Except as otherwise modified herein, all terms and conditions of the Executive's Employment Agreement shall remain in full force and effect. To the extent that a conflict shall exist as between the terms or conditions of the Employment Agreement and this Amendment, those of this Amendment shall prevail.

      4. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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      5.    This Amendment constitutes the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

         IN WITNESS WHEREOF, each of the parties has executed this Amendment, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PROXYMED, INC.                         EXECUTIVE:



By: /s/ NANCY J. HAM                   By: /s/ MICHAEL K. HOOVER
    ------------------------------         -----------------------------------
    SIGNATURE                              SIGNATURE

Print Name: NANCY J. HAM                Print Name: MICHAEL K. HOOVER
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